NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $8,424.55
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $6,862.45
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  639.54
- Mortality & Expense Charge****     $   80.01
+ Hypothetical Rate of Return*****     ($93.35)
                                     ---------
=                                    $   8,425 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 43.71
 2      $ 43.72
 3      $ 43.74
 4      $ 43.76
 5      $ 43.77
 6      $ 43.79
 7      $ 43.80
 8      $ 43.82
 9      $ 43.83
10      $ 43.85

11      $ 43.87
12      $ 43.88
Total   $525.54

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1        ($8.11)
2        ($8.05)
3        ($7.99)
4        ($7.93)
5        ($7.87)
6        ($7.81)
7        ($7.75)
8        ($7.69)
9        ($7.63)
10       ($7.57)
11       ($7.51)
12       ($7.45)
Total   ($93.35)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $8,424.55
- Year 5 Surrender Charge       $2,084.00
                                ---------
=                               $   6,341 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

                     = $200,000 or 222% x $10,194.60
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $8,046.90
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  635.53
- Mortality & Expense Charge****     $   90.72
+ Hypothetical Rate of Return*****   $  498.95
                                     ---------
=                                    $  10,195 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 43.44
2       $ 43.44
3       $ 43.45
4       $ 43.45
5       $ 43.45
6       $ 43.46
7       $ 43.46
8       $ 43.47
9       $ 43.47
10      $ 43.48
11      $ 43.48
12      $ 43.48
Total   $521.53

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1       $ 42.00
2       $ 41.92
3       $ 41.85
4       $ 41.77
5       $ 41.70
6       $ 41.62
7       $ 41.54
8       $ 41.47
9       $ 41.39
10      $ 41.31
11      $ 41.23
12      $ 41.16
Total   $498.95

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $10,194.60
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $    8,111 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $12,277.79
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $9,385.60
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  630.90
- Mortality & Expense Charge****     $  102.81
+ Hypothetical Rate of Return*****   $1,250.90
                                     ---------
=                                    $  12,278 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 43.13
2       $ 43.12
3       $ 43.11
4       $ 43.10
5       $ 43.09
6       $ 43.08
7       $ 43.07
8       $ 43.06
9       $ 43.05
10      $ 43.04
11      $ 43.03
12      $ 43.02
Total   $516.90

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  102.21
2       $  102.57
3       $  102.93
4       $  103.30
5       $  103.66
6       $  104.04
7       $  104.41
8       $  104.79
9       $  105.17

10      $  105.55
11      $  105.94
12      $  106.33
Total   $1,250.90

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $12,277.79
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $   10,194 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $8,240.50
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $6,721.34
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  685.72
- Mortality & Expense Charge****     $   78.52
+ Hypothetical Rate of Return*****     ($91.60)
                                     ---------
=                                    $   8,241 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 47.55
2       $ 47.56
3       $ 47.58
4       $ 47.60
5       $ 47.62
6       $ 47.63
7       $ 47.65
8       $ 47.67
9       $ 47.69
10      $ 47.71
11      $ 47.72
12      $ 47.74
Total   $571.72

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1        ($7.98)
2        ($7.92)
3        ($7.85)
4        ($7.79)
5        ($7.73)
6        ($7.66)
7        ($7.60)
8        ($7.54)
9        ($7.48)
10       ($7.41)
11       ($7.35)
12       ($7.29)
Total   ($91.60)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $8,240.50
- Year 5 Surrender Charge       $2,084.00
                                ---------
=                               $   6,157 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $9,983.87
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $7,889.44
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  681.42
- Mortality & Expense Charge****     $   89.08
+ Hypothetical Rate of Return*****   $  489.93
                                     ---------
=                                    $   9,984 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 47.25
2       $ 47.26
3       $ 47.26
4       $ 47.27
5       $ 47.28
6       $ 47.28
7       $ 47.29
8       $ 47.29
9       $ 47.30
10      $ 47.31

11      $ 47.31
12      $ 47.32
Total   $567.42

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1        $ 41.34
2        $ 41.25
3        $ 41.16
4        $ 41.07
5        $ 40.97
6        $ 40.88
7        $ 40.78
8        $ 40.69
9        $ 40.59
10       $ 40.50
11       $ 40.40
12       $ 40.30
Total    $489.93

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $9,983.87
- Year 5 Surrender Charge       $2,084.00
                                ---------
=                               $   7,900 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

                     = $200,000 or 222% x $12,036.82
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $9,210.26
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  676.47
- Mortality & Expense Charge****     $  101.02
+ Hypothetical Rate of Return*****   $1,229.04
                                     ---------
=                                    $  12,037 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 46.92
2       $ 46.91
3       $ 46.90
4       $ 46.90
5       $ 46.89
6       $ 46.88
7       $ 46.87
8       $ 46.86
9       $ 46.85
10      $ 46.84
11      $ 46.83
12      $ 46.82
Total   $562.47

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.05%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  100.64
2       $  100.96
3       $  101.28
4       $  101.59
5       $  101.92
6       $  102.24
7       $  102.57
8       $  102.90
9       $  103.23
10      $  103.57
11      $  103.90
12      $  104.24
Total   $1,229.04

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $12,036.82
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $    9,953 (rounded to the nearest dollar)